UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2018 (March 3, 2018)

GREEN SPIRIT INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Cond. Madrid Suite 304, 1760 Loiza Street

San Juan, Puerto Rico 00911

(Address of principal executive offices) (zip code)

(787) 641-8447

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Joint Venture and Operating Agreement

On March 3, 2018, Green Spirit Industries Inc., a Nevada corporation (the “Company”) entered into an operating agreement (the “Operating Agreement”) with Solunas Aqua Corp., a California corporation (“Solunas”), relating to the formation of Spirulinex, LLC, a California limited liability company (“Spirulinex”). Spirulinex was formed as a joint venture between the company and Solunas (the “Joint Venture”) for the purpose of carrying out the manufacturing cannabis and cannabinoid products for distribution in the State of California (the “Business). The Joint Venture is an integral part of the Company’s long-term strategy of expansion into states where recreational and medical cannabis is legal. Solunas brings to the Joint Venture its expertise in the Business, as well as its proprietary product lines including its all-natural dried activated THC powder known as Dragonglass™.

The Operating Agreement will govern the terms of the Joint Venture, which will become effective upon satisfaction of certain closing conditions, including among other things, the requirement that (i) the Company contribute to Spirulinex an aggregate of 200,000 shares of common stock, par value $0.001 per share; (ii) the Company contribute to Spirulinex a total of $350,000 to fund the Business; and (iii) Solunas enter into an IP assignment agreement and IP purchase agreement with Spirulinex for all intellectual property and provisional patents relating to the Business. Upon the Effective Date, the Company will make an initial capital contribution of $510 in cash for 51% of the membership interests of Spirulinex, and Solunas will make an initial capital contribution of $410 in cash for 49% of the membership interests of Spirulinex. Pursuant to the Operating Agreement, any transfer of membership interests will require, among other things, the unanimous written approval of all other members.

The above description of the Operating Agreement do not purport to be complete descriptions and are qualified in its entirety by the contents of the Operating Agreement a copy of which the Company expects to file as exhibits to a subsequent filing as required by the U.S. Securities and Exchange Commission.

In connection with the foregoing issuances, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) for transactions not involving a public offering.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 7, 2018, the Company, through its wholly-owned subsidiary, Green Spirit Mendocino, LLC (“GS Mendocino”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Coastal Patient Network d/b/a The Green Room Wellness Center (the “Seller”), pursuant to which GS Mendocino will acquire all of the assets relating to a retail cannabis business in Point Arena, Mendocino County, California (the “Retail Business”) for total cash consideration of $350,000 (the “Purchase Price”), subject to certain closing conditions. Pursuant to the Asset Purchase Agreement, GS Mendocino will purchase certain assets from the Seller, effective upon satisfaction of certain closing conditions, cash and cash equivalents, equipment, inventory, supplies, receivables, trade names, and certain intangible assets of the business. GS Mendocino will not acquire certain intangible assets nor will it assume any of the Seller’s liabilities. The Asset Purchase Agreement contains customary representations and considerations of each of the parties.

In connection with the Asset Purchase Agreement, on March 7, 2018, GS Mendocino entered into a short-term lease with the landlord of the building where the Retail Business operates. The lease agreement provides for a term of sixty (60) days, which may be extended for up to an additional thirty (30) days, during which time GS Mendocino and the landlord will negotiate more definitive terms of the arrangement. In addition, GS Mendocino will make lease payments in the amount of $1,200 per month.

The foregoing descriptions of the Asset Purchase Agreement does not purport to be complete and are subject to, and qualified in its entirety by reference to the completed text of the Asset Purchase Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Form of Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN SPIRIT INDUSTRIES INC.

Dated: March 8, 2018	By:	/s/ Thomas Gingerich
	Name:	Thomas Gingerich
	Title:	Chief Financial Officer